As filed with the Securities and Exchange Commission on June 24, 1998
                          Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              CENTURA BANKS, INC.
           (Exact name of Registrant as specified in its charter)


          North Carolina                               56-1688522
    (State of Incorporation)                (IRS Employer Identification No.)

         134 North Church Street, Rocky Mount, North Carolina 27804
                  (Address of principal executive offices)


            CENTURA BANKS, INC. OMNIBUS EQUITY COMPENSATION PLAN

                           (Full title of the Plan)


                              Joseph A. Smith, Jr.
                     General Counsel and Corporate Secretary
                               Centura Banks, Inc.
                             134 North Church Street
                        Rocky Mount, North Carolina 27804
                                 (252) 454-4000
           (Name, address, and telephone number of agent for service)

                                   Copies to:

                           Michael S. Colo, III, Esq.
                            Poyner & Spruill, L.L.P.
                               Post Office Box 353
                        Rocky Mount, North Carolina 27804
                                 (252) 446-2341


                   --------------------------------------------





                  (Facing Page Continued on the following page)

                          (Continuation of Facing Page)



                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

                                    Proposed         Proposed
Title of          Amount            Maximum          Maximum
Securities        to be             Offering         Aggregate         Amount of
to be             Registered        Price Per        Offering          Registration
Registered        (1)(2)            Share (3)        Price (3)         Fee (3)
------------------------------------------------------------------------------------------

Common Stock      1,500,000         $62.75           $94,125,000       $27,766.88
(no par value)    Shares
------------------------------------------------------------------------------------------

(1) Represents additional shares of Common Stock not previously registered as part of the Registrant's Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 Registration Statement (No. 33-33773) and as part of the Registrant's Form S-8 Registration Statement (No. 33-63496).

(2) Plus such additional number of shares as may be required under the Plan in the event of a stock dividend, split-up of shares, recapitalization, or other similar change in the Common Stock.

(3) Estimated pursuant to Rule 457(h)(1) solely for purposes of calculating the registration fee, upon the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on June 18, 1998.

                                  Part I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         This Registration Statement relates to the registration of One Million Five Hundred Thousand (1,500,000) additional shares of the no par value common stock ("Common Stock") of Centura Banks, Inc. (the "Registrant") for issuance or delivery under the Centura Banks, Inc. Omnibus Equity Compensation Plan (the "Plan"). Five Hundred Thousand (500,000) shares of the Registrant's Common Stock were originally registered for issuance or delivery under the Plan as part of the Registrant's Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (No. 33-33773). An additional One Million (1,000,000) shares of the Registrant's Common Stock were also registered for issuance or delivery under the Plan as part of the Registrant's Form S-8 Registration Statement (No. 33-63496). This Registration Statement also relates to an indeterminant number of additional shares that may be necessary to adjust the number of shares reserved for issuance or delivery pursuant to the Plan as a result of a reclassification, reorganization, recapitalization, stock split, stock dividend, or similar occurrence that makes an adjustment of shares just and appropriate. Documents containing the information specified in Part I of Form S-8 will be sent or given to participants under the Plan as specified by Rule 428(b)(1).


Item 2.  Registrant Information and Employee Plan Annual Information.

         See response to Item 1 above.



                                  Part II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) The Registrant's Quarterly Reports on Form 10-Q filed for the quarterly periods ended after December 31, 1997.

         (c) The Registrant's Current Reports on Form 8-K filed after December 31, 1997.

         (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed October 19, 1990 under the Exchange Act, including any other amendment or report filed for the purpose of updating such description.

         Any information included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 in response to Items 402(a)(8), (i), (k), or (l) of Regulation S-K of the Commission is not incorporated herein and is not part of this Registration Statement.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Poyner & Spruill, L.L.P., Counsel to the Registrant. Charles T. Lane, a partner with Poyner & Spruill, L.L.P., is a director of the Registrant. As of December 31, 1997, Mr. Lane owned beneficially 28,518 shares of the Registrant's Common Stock, and other members of the firm of Poyner & Spruill, L.L.P. beneficially owned, in the aggregate, approximately 30,296 shares of the Registrant's Common Stock.


Item 6.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the General Statutes of North Carolina provide for indemnification of directors, officers, employees, and agents of a North Carolina corporation. Subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances.

         Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify or advance expenses to an officer, employee, or agent of a corporation to the same extent as to a director; and
(iii) a corporation may also indemnify or advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         In addition and separate and apart from the indemnification rights discussed above, the above-cited statutes further provide that a corporation may, in its articles of incorporation or bylaws, or by contract or resolution, indemnify or agree to indemnify any one of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

         As permitted by the North Carolina statutory provisions explained above, Article IX, Section 4 of the Bylaws of the Registrant provides as follows:

                  Any person who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as an officer, director, agent, partner, trustee, or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity. In addition, the Board may provide such indemnification for other employees and agents of the

         Corporation as it deems appropriate.

                  The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorneys' fees actually and necessarily incurred by him in connection with any such action, suit, or proceeding; (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit, or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

                  Expenses incurred by a director in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case or as authorized or required under any provision in the Bylaws or by an applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.

                  The board of directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

                  Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

                  The rights granted herein shall not be limited by the provisions contained in N.C. Gen. Stat. ss.55-8-51 (or its successor).

         As permitted by applicable statutes, the Registrant has purchased a standard directors' and officers' liability policy which will, subject to certain limitations, indemnify the Registrant and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacities as such.

         The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act").


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

Exhibit No.                     Description                                                   Reference

         4.1                    Excerpts from the Registrant's                                Incorporated
                                Articles of Incorporation and                                 by Reference
                                Bylaws   relating  to  rights
                                of  holders  of  the Registrant's
                                capital   stock   (incorporated
                                by reference  to  Exhibit 4 of the
                                Registrant's Form S-4 Registration
                                Statement  No.  33-33773  filed
                                with the Commission on March 8, 1990).


         4.2                    Centura Banks, Inc. Omnibus                                   Incorporated
                                Equity Compensation Plan                                      by Reference
                                as Amended and Restated
                                effective April 16, 1997
                                (incorporated by reference to
                                the identified exhibit of the
                                Registrant's Form 10-K Annual
                                Report filed with the
                                Commission on March 11, 1998).

         4.3                    Amendment to the Centura                                      Filed herewith
                                Banks, Inc. Omnibus Equity
                                Compensation Plan dated
                                February 18, 1998.

         5                      Opinion of Poyner & Spruill,                                  Filed herewith
                                L.L.P.

         23.1                   Consent of Poyner & Spruill,                                  Filed herewith
                                L.L.P. (included in Exhibit 5).


         23.2                   Consent of KPMG Peat Marwick LLP.                             Filed herewith

         24                     Power of Attorney from                                        Filed herewith
                                Directors and Officers of
                                Registrant.


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been sealed by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                      SIGNATURES AND POWER OF ATTORNEY

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocky Mount, State of North Carolina, on the 17th day of June, 1998.

                                          CENTURA BANKS, INC.
                                              Registrant


                                        /s/ Cecil W. Sewell, Jr.

                                        By:_________________________________
                                            Cecil W. Sewell, Jr.
                                            Chairman of the Board, President,
                                            and Chief Executive Officer


         Power of Attorney. Each person whose signature appears below appoints Joseph A. Smith, Jr., General Counsel and Corporate Secretary of the Registrant, with full power of substitution, as attorney-in-fact to execute in their respective names on their behalf individually, and in each capacity stated below, the Registration Statement and one or more amendments (including post-effective amendments) to the Registration Statement as the attorney-in-fact and to file any such Registration Statement and any amendment to the Registration Statement with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Capacity                            Date

* /s/ Cecil W. Sewell, Jr.     Chairman of the Board,              June 17, 1998
__________________________
1998                           Director, President, and
Cecil W. Sewell, Jr.           Chief Executive Officer


*                              Director
Frank L. Pattillo

*                              Director
William H. Wilkerson


*                             Chief Financial Officer
Steven J. Goldstein


*                             Chief Accounting Officer
Ann K. Lawson


*                             Director
William H. Kincheloe


*                             Director
O. Tracy Parks III


*                             Director
Richard H. Barnhardt


*                             Director
Charles T. Lane


*                             Director
Bernard W. Franklin


*                             Director
Thomas A. Betts, Jr.


*                             Director
C. Wood Beasley


*                             Director
Alexander P. Thorpe III


*                             Director
John H. High


*                             Director
Robert L. Hubbard

*                             Director
H. Tate Bowers


*                             Director
Ernest L. Evans


*                             Director
Michael K. Hooker


*                             Director
Susan E. Gravely


*                             Director
Dean E. Painter, Jr.


*                             Director
Joseph H. Nelson


*                             Director
George T. Stronach III


*                             Director
Charles P. Wilkins


*                             Director
Charles M. Reeves, III


*                             Director
William H. Redding, Jr.


    /s/ Joseph A. Smith, Jr.
*By:__________________________                     June 17, 1998
    Joseph A. Smith, Jr.
    Attorney-in-Fact

                                EXHIBIT INDEX




Exhibit No.                     Description                                                   Reference

         4.1                    Excerpts from the Registrant's Articles of                    Incorporated
                                Incorporation and Bylaws relating to rights                   by Reference
                                of holders of the Registrant's capital stock
                                (incorporated  by reference to Exhibit 4 of
                                the Registrant's Form S-4 Registration Statement
                                No.  33-33773 filed with the Commission on
                                March 8, 1990).


         4.2                    Centura Banks, Inc. OmnibusEquity Compensation               Incorporated
                                Plan as Amended and Restated effective April 16,             by Reference
                                1997 (incorporated  by reference to the
                                identified exhibit  of the Registrant's Form
                                10-K Annual Report filed with the Commission on
                                March 11, 1998).


         4.3                    Amendment to the Centura Banks, Inc. Omnibus                 Filed herewith
                                Equity Compensation Plan dated February 18,
                                1998.


         5                      Opinion of Poyner & Spruill, L.L.P.                          Filed herewith


         23.1                   Consent of Poyner & Spruill, L.L.P. (included                Filed herewith
                                in Exhibit 5).


         23.2                   Consent of KPMG Peat Marwick LLP.                            Filed herewith

         24                     Power of Attorney from Directors and Officers                Filed herewith
                                of Registrant.

                               Exhibit 4.3

NORTH CAROLINA                AMENDMENT TO THE
                             CENTURA BANKS, INC.
NASH COUNTY           OMNIBUS EQUITY COMPENSATION PLAN


         THIS AMENDMENT, made and entered into this 18th day of February, 1998, by CENTURA BANKS, INC., a North Carolina corporation (the "Employer");

                                 WITNESSETH:

         WHEREAS, the Employer has previously established and adopted the Centura Banks, Inc. Omnibus Equity Compensation Plan (the "Plan"), for the benefit of executives and key employees of the Employer; and

         WHEREAS, pursuant to Section 14.1 of the Plan, the Employer reserves the right to amend or modify the Plan at any time; and

         WHEREAS, the Employer desires to amend the Plan to increase the number of shares of Stock which are subject to an Award under the Plan, effective April 15, 1998, subject to the approval of the amendment by a majority of the votes cast by the holders of the Bank's Common Stock at the next annual stockholders' meeting;

         NOW, THEREFORE, in consideration of the premises and the acts and covenants hereinafter set forth, the Plan is hereby amended as follows:

         Section 1.3 of the Plan shall be amended in its entirety to read as follows:

                  The Plan shall be effective November 20, 1990 (the "Effective Date"), as amended and restated effective April 21, 1993, as further amended and restated effective April 16, 1997, and as further amended effective April 15, 1998, subject to the approval of Section 3.6 of the Plan by a majority of the votes cast on the issue by the holders of the Corporation's Common Stock at the first meeting of stockholders at which directors are to be elected that occurs after December 31, 1997.

         Section 2.33 of the Plan shall be amended in its entirety to read as follows:

                  "Plan" means the Centura Banks, Inc. Omnibus

                  Equity Compensation Plan, as amended April 15, 1998, and as further amended from time to time.

Section 3.6 of the Plan shall be amended by deleting  the first  sentence of the
Section in its entirety and inserting in lieu thereof the following:

                  The aggregate number of shares of Stock which are subject to an Award under the Plan shall be three million (3,000,000) shares, plus four percent (4%) of any increase, other than any increase due to Awards under this Plan or any other similar plan of the Corporation, in the number of authorized and issued shares of Stock above the number of authorized and outstanding shares as of the Effective Date.

         IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, all as on the day and year first above written.

                                           CENTURA BANKS, INC.

ATTEST:

(Corporate Seal)

/S/ Joseph A. Smith, Jr.                 By: /s/ Frank L. Pattillo
________________________                 _________________________
       Secretary                            Authorized Officer

                                  EXHIBIT 5 &
                                  EXHIBIT 23.1

                           POYNER & SPRUILL, L.L.P.
                               Attorneys at Law
                             3600 Glenwood Avenue
                         Raleigh, North Carolina 27612
                                  919/783-6400
                             Fax: 919/783-1075

                                June 24, 1998



Centura Banks, Inc.
134 North Church Street
Rocky Mount, North Carolina  27804

Gentlemen:

         This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, filed by Centura Banks, Inc. (the "Company") with the Securities and Exchange Commission, under which 1,500,000 shares of the Company's common stock, no par value per share (the "Common Stock"), are to be registered.

         As counsel to the Company, we have examined and are familiar with originals or copies certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Restated Articles of Incorporation and By-laws, both as amended to date, and the record of proceedings of the shareholders and directors of the Company. Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of North Carolina.

         2. When the Registration Statement shall have become effective and up to 1,500,000 shares of the Common Stock to be originally issued for sale shall have been originally issued and sold under the terms set forth in the Registration Statement, such shares will be legally and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this Opinion as Exhibit 5 and 24 to the Registration Statement and to the reference to our name in the Registration Statement.

                                       Very truly yours,

                                      /s/ POYNER & SPRUILL, L.L.P.

                              Exhibit 23.2

                      INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Centura Banks, Inc.


We consent to the use of our report incorporated herein by reference.


                              KPMG Peat Marwick LLP

                            /s/ KPMG Peat Marwick LLP
Raleigh, North Carolina
June 24, 1998

                               Exhibit 24

                             CENTURA BANKS, INC.

                             POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of CENTURA BANKS, INC., a North Carolina corporation (the "Company"), hereby constitutes and appoints JOSEPH A. SMITH, JR., General Counsel and Corporate Secretary of the Company, with full power of substitution, as his true and lawful attorney and agent, for him and in his name, place, and stead, in any and all capacities, to do any and all acts and things and execute any and all instruments that said attorney and agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (and any other applicable federal, state, and local laws), and any rules and regulations and requirements of the Securities and Exchange Commission (and other applicable rules and regulations and requirements) in respect thereof in connection with the registration under the Securities Act of 1933, as amended (or other applicable laws), of securities of the Company issuable or deliverable pursuant to the Company's Omnibus Equity Compensation Plan (including 1,500,000 additional shares of no par value Common Stock of the Company), including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned, in any capacity, to a Company registration statement on Form S-8 to be filed with the Securities and Exchange Commission in respect of such securities, and any and all amendments to the said registration statement, and any and all instruments and documents filed as a part of or executed in connection with the said registration statement or any amendments thereto, and to file the same with the Securities and Exchange Commission; hereby ratifying and confirming all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof. Any prior powers of attorney previously granted by us for the above purpose are hereby revoked.

                                                          *
                                                          *
                                                          *
                                                          *
                                                          *
                                                          *
                                                          *
                                                          *
                                                          *
                                                          *
                                                          *
                                                          *
                                                          *

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of June 17, 1998.

/s/ Frank L. Pattillo                       /s/ Cecil W. Sewell, Jr.
-------------------------------     ------------------------------
Frank L. Pattillo, Director                 Cecil W. Sewell, Jr.
                                     Director, Chairman of the Board,
                                   President, and Chief Executive Officer


                                           /s/ William H. Wilkerson
-------------------------------      -------------------------------
Bernard W. Franklin, Director               William H. Wilkerson
                                                   Director


/s/ H. Tate Bowers                         /s/ William H. Kincheloe
-------------------------------      --------------------------------
H. Tate Bowers, Director                    William H. Kincheloe, Director


/s/ O. Tracy Parks, III                    /s/ Susan E. Gravely
-------------------------------      --------------------------------
O. Tracy Parks, III, Director              Susan E. Gravely, Director


/s/ Richard H. Barnhardt                   /s/ Charles T. Lane
-------------------------------      --------------------------------
Richard H. Barnhardt, Director             Charles T. Lane, Director


/s/ Thomas A. Betts, Jr.                  /s/ C. Wood Beasley
-------------------------------      --------------------------------
Thomas A. Betts, Jr., Director             C. Wood Beasley, Director


/s/ Alexander P. Thorpe, III             /s/ William H. Redding, Jr.
-------------------------------      --------------------------------
Alexander P. Thorpe, III,                 William H. Redding, Jr.,
Director                                          Director


/s/ John H. High                         /s/ Robert L. Hubbard
-------------------------------      --------------------------------
John H. High, Director                   Robert L. Hubbard, Director


/s/ Charles M. Reeves, III              /s/ Ernest L. Evans
-------------------------------      --------------------------------

Charles M. Reeves, III, Director         Ernest L. Evans, Director



/s/ Michael K. Hooker                   /s/ Joseph H. Nelson
-------------------------------      --------------------------------
Michael K. Hooker, Director              Joseph H. Nelson, Director


/s/ George T. Stronach III              /s/ Dean E. Painter, Jr.
-------------------------------      --------------------------------
George T. Stronach III, Director         Dean E. Painter, Jr., Director


/s/ Charles P. Wilkins                  /s/ Ann K. Lawson
-------------------------------      --------------------------------
Charles P. Wilkins, Director             Ann K. Lawson, Principal
                                           Accounting Officer


                                        /s/ Steven J. Goldstein
                                     --------------------------------
                                         Steven J. Goldstein, Chief
                                           Financial Officer

                       POYNER & SPRUILL, L.L.P.
                          Attorneys at Law
                        3600 Glenwood Avenue
                     Raleigh, North Carolina 27612

                             919/783-6400
                          Fax: 919/783-1075


                            June 24, 1998

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Centura Banks, Inc.
         Form S-8 Registration Statement-1933 Act
         File No. 333-______

Ladies and Gentlemen:

                  On behalf of Centura Banks, Inc., a North Carolina corporation with its principal offices located in Rocky Mount, North Carolina (the "Company"), and pursuant to the Securities Act of 1933, as amended (the "1933 Act"), enclosed herewith for filing under the 1933 Act electronically on EDGAR is the Company's Registration Statement on Form S-8, relating to the registration of up to an additional 1,500,000 shares of the Company's no par value common stock (the "Common Stock") for issuance or delivery pursuant to the Company's Omnibus Equity Compensation Plan (the "Plan"). This filing supplements 500,000 shares of Common Stock originally registered as part of the Company's Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (File No. 33-33773). This filing further supplements 1,000,000 shares of Common Stock registered as part of the Company's Form S-8 Registration Statement (File No. 33-63496). The Company's Common Stock is listed on the New York Stock Exchange.

         The filing fee required in connection with this filing is being sent to Mellon Bank for credit to the Company's account.

         The Company hereby represents that the conditions specified in General Instructions A to Form S-8 have been met.

         It is the Company's understanding that pursuant to General Instruction D to Form S-8, this Form S-8 Registration Statement will become effective automatically upon filing.

         Should you have any questions or comments regarding this matter, please contact the undersigned by a collect telephone call to (919) 783-2878.

                                          Very truly yours,

                                          POYNER & SPRUILL, L.L.P.

                                          /s/ M. Guy Brooks, III

                                          By:  M. Guy Brooks, III

cc:      New York Stock Exchange, Inc.
         Working Group Distribution List